LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

FORM OF FUND OF FUNDS PARTICIPATION AGREEMENT

This Fund of Funds Participation Agreement (“Agreement”) is made as of the date set forth below by and among Lincoln Variable Insurance Products Trust (“LVIP”), on behalf of each of the Fund of Funds named on Schedule A (each, a “Fund of Funds”); Lincoln Investment Advisors Corporation, the investment adviser to the Funds of Funds ( the “Adviser” or “Lincoln Advisors”); the Lincoln National Life Insurance Company, a life insurance company organized under the laws of the State of Indiana, and Lincoln Life & Annuity Company of New York, a life insurance company organized under the laws of the State of New York (individually and collectively, the “Insurance Company”), each on behalf of itself and certain of its separate accounts (each an “Account”), as listed on Schedule C;                     (together with                     each, an “Acquired Fund” and collectively, the “Acquired Funds”), on behalf of its respective series named on Schedule B (each, a “Portfolio” and collectively, the “Portfolios”); and                                         , the investment adviser to the Portfolios (“                    ”).

WHEREAS, Section 12(d)(1)(A) of the Investment Company Act of 1940, as amended (the “Act”), limits investment by an investment company, as defined in the Act, and affiliates of such company, in any other investment company that is registered under the Act; and

WHEREAS, Section 12(d)(1)(B) of the Act limits the sale of shares by an investment company, as defined in the Act, and affiliates of such company, to any other investment company that is registered under the Act; and

WHEREAS, each Fund of Funds is a registered investment company or a series of a registered investment company, as defined in the Act; and

WHEREAS, each Acquired Fund is a registered investment company, as defined in the Act; and

WHEREAS, each Acquired Fund is operated as a series fund, and each Portfolio is a series of its respective Acquired Fund; and

WHEREAS, the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) has granted an order (Rel. No. 29196, March 31, 2010) to LVIP and Lincoln Advisors exempting each Fund of Funds and certain investment companies selling shares to the Fund of Funds from the limits of Sections 12(d)(1)(A) and (B) (such order and the application therefor together, the “Order”); and

WHEREAS, in reliance on the Order, each Fund of Funds may acquire shares in each Portfolio (“Shares”) in excess of the limits imposed by Section 12(d)(1)(A), and each Acquired Fund may sell Shares of its respective Portfolios to each Fund of Funds in excess of the limits imposed by Section 12(d)(1)(B); and

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WHEREAS, the Insurance Company has issued, or proposes to issue, now and in the future, certain variable annuity contracts and/or variable life policies (the “Contracts”), for which the Fund of Funds are underlying investment vehicles; and

WHEREAS, the Insurance Company has established one or more Accounts, as set forth on Schedule C to this Agreement, under applicable state insurance laws, for purposes of funding the Contracts, and has registered or will register each Account with the SEC as a unit investment trust under the Securities Act of 1933, as amended (the “1933 Act”), and the Act (unless the Account is exempt from registration); and

WHEREAS, the Contracts are, or will be, registered by the Insurance Company with the SEC for offer and sale (unless the Contract is exempt from registration); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in one or more Fund of Funds, on behalf of the Accounts, to fund the Contracts, and such Funds of Funds will in turn invest in Shares of the Portfolios; and

WHEREAS,                     and                     have received a “Mixed and Shared Funding Order” (the “Mixed and Shared Funding Order”)(Rel. No.                             , date) from the Commission, granting relief from certain provisions of the Act and the rules thereunder to the extent necessary to permit Shares of certain Portfolios to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies; and

WHEREAS, pursuant to condition 8 set forth in the Order, LVIP must enter into a written agreement with each Acquired Fund, on behalf of a Portfolio, prior to a Fund of Funds acquiring Shares in the Portfolio in excess of the limit imposed by Section 12(d)(1)(A)(i) of the Act, and this Agreement is intended to meet the requirements of condition 8;

NOW, THEREFORE, LVIP, on behalf of each Fund of Funds, Lincoln Advisors, the Insurance Company, on behalf of each Account, each Acquired Fund, on behalf of its Portfolios, and                     , agree as follows:

1. The term “Acquired Fund Affiliate” as used herein shall be deemed to include a Portfolio’s investment adviser(s), sponsor, promoter, and principal underwriter and any person controlling, controlled by or under common control with any of those entities. Capitalized terms used and not otherwise defined herein shall have the meanings assigned such terms in the Order.

ARTICLE I. Sale of Funds Shares

1.1. The underwriter agrees to sell to the Fof Portfolios those shares of the VIP Fund which each Fof Portfolio orders, executing such orders on a daily basis at the net asset value next computed after receipt by the VIP Fund or its designee of the order for the shares of the Fund.

1.2 Transactions Processing Procedures. The purchase, redemption and settlement of shares will normally follow the Fund/SERV and Networking Processing Procedures (the “Processing Procedures”). In the event of (1) equipment failure or technical malfunctions, (2) the parties’ inability to

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otherwise perform transactions pursuant to the Processing Procedures, or (3) the parties’ mutual consent to use manual processing (including the parties consent to use manual processing until VIP Fund notifies FoF Portfolio that NSCC processing is available and feasible for the FoF Portfolio to use), the Manual Processing Procedures will apply.

(a) Fund/SERV and Networking Processing Procedures

(1) FoF Portfolio shall make reasonable efforts to transmit Instructions to the NSCC system by 7:00 a.m. each Business Day. In the event FoF Portfolio cannot transmit Instructions by this time, it may transmit Instructions in the next NSCC cycle or manually pursuant to Section 1.4(b).

(2) On each Business Day, VIP Fund shall accept and effect changes on its records upon receipt of instructions from FoF Portfolio through the NSCC system, without supporting documentation from Investors. On each Business Day, VIP Fund shall accept for processing any Instructions from FoF Portfolio and shall process such Instructions in a timely manner.

(3) VIP Fund shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. VIP Fund shall conduct each of the foregoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including the Processing Procedures and related rules; (b) the then-current relevant Fund Declaration and Class Description relating to the applicable Fund; and (c) any provision relating to Fund/SERV and Networking in any other agreement of VIP Fund that would affect its duties and obligations pursuant to this Agreement.

(4) Confirmed trades and any other information provided by VIP Fund to FoF Portfolio through Fund/SERV or Networking, and pursuant to this Agreement shall be accurate, complete, and in the format prescribed by the NSCC.

(5) Trade information provided by FoF Portfolio to VIP Fund through Fund/SERV and pursuant to this Agreement shall be accurate, complete and, in the format prescribed by the NSCC. All Instructions by FoF Portfolio regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the registered holder.

(6) For each Fund/SERV transaction, FoF Portfolio shall provide VIP Fund with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which FoF Portfolio hereby certifies is and shall remain true and correct. FoF Portfolio shall maintain documents required by the Funds to effect Fund/SERV transactions.

(b) Manual Processing Procedures

(1) Instructions in good order received by VIP Fund prior to the close of trading on any given Business Day (generally, 4:00 p.m. ET (the “Trade Date”), will be executed at the NAV of each applicable VIP Fund, determined as of the Close of Trading on the Trade Date.

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(2) The VIP Fund will execute the purchase or redemption transactions (as the case may be) at the NAV for each Fund computed as of the Close of Trading on the Trade Date.

(a) All purchase and redemption transactions will settle on T+1. Settlements will be through net Federal Wire transfers to an account designated by a VIP Fund. In the case of Instructions which constitute a net purchase order, settlement shall occur by FoF Portfolio initiating a wire transfer by 1:00 p.m. ET on T+1 to the custodian for the Fund for receipt by the Funds’ custodian by no later than the Close of Business at the New York Federal Reserve Bank on T+1, using its reasonable best efforts to cause the remittance of the requisite funds to VIP Fund to cover such net purchase order. In the case of Instructions which constitute a net redemption order, settlement shall occur by VIP Fund using its reasonable best efforts to cause the remittance of the requisite funds to cover such net redemption order by Federal Funds Wire on T+1, provided that the Fund reserves the right to (i) delay settlement of redemptions for up to seven (7) Business Days after receiving a net redemption order, or (ii) suspend redemptions as required by law or otherwise defined under the terms of this Agreement. Settlements shall be in U.S. dollars.

(b) FoF Portfolio shall be designated as record owner of each account (“Record Owner”). VIP Fund will provide FoF Portfolio with all written confirmations required under federal and state securities laws.

(c) On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Instructions. Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. The original T+1 Settlement Date will not apply. Rather, for purposes of this Paragraph 4(c) only, the Settlement Date will be the date on which the Instruction settles.

(d) FoF Portfolio shall, upon receipt of any confirmation or statement concerning the accounts by such method acceptable to VIP Fund and FoF Portfolio, verify the accuracy of the information contained therein against the information contained in FoF Portfolio’s internal record-keeping system and shall promptly advise VIP Fund in writing of any discrepancies between such information. VIP Fund and FoF Portfolio shall cooperate to resolve any such discrepancies as soon as reasonably practicable.

1.3 VIP Fund will use best efforts to furnish to FoF Portfolio prior to 6.30 p.m. Eastern time on each Business Day the net asset value for each Fund as of the Close of Trading on such day. VIP Fund shall communicate this information electronically as agreed to by the parties. If an adjustment is required in accordance with a Fund’s then current policies on pricing and reimbursement to correct any error in the computation of the net asset value of Fund shares, VIP Fund shall notify FoF Portfolio within a reasonable time after the discovery of such error. Notice shall be made via a phone call and electronically as agreed to by the parties to FoF Portfolio, stating the incorrect price, the correct price and the reason for the price change. VIP Fund shall indemnify FoF Portfolio for any costs incurred by FoF Portfolio for such error and shall make the investors’ accounts whole. VIP Fund shall notify FoF Portfolio of any changes to its pricing and reimbursement policies and shall provide the updated policies to FoF Portfolio.

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1.4 If either party determines that an underlying investor is or may be following a market-timing strategy or is otherwise engaging in excessive or abusive trading, such party shall notify the other party of such alleged activity. The parties agree that they will cooperate to deter and prevent any market-timing strategy or excessive or abusive trading.

ARTICLE II. Obligations relating to the Order

2.1. A Fund of Funds promptly shall deliver to the Acquired Funds a copy of any notice of any application filed with the Commission by the Fund of Funds or any of its affiliates to amend, or if granted, would have the effect of amending, the Order, as well as any order issued by the Commission pursuant to such notice. An Acquired Fund will notify the Funds of Funds if the Acquired Fund applies for or obtains an order from the Commission under Section 12(d)(1)(J) of the Act for an exemption from Sections 12(d)(1)(A) and (B) of the Act.

2.2 The members of the Advisory Group will not control (individually or in the aggregate) a Portfolio within the meaning of Section 2(a)(9) of the Act. The members of the Subadvisory Group will not control (individually or in the aggregate) a Portfolio within the meaning of Section 2(a)(9) of the Act. If, as a result of a decrease in the outstanding voting securities of a Portfolio, the Advisory Group or a Subadvisory Group, each in the aggregate, becomes a holder of more than 25% of the outstanding voting securities of the Portfolio, then the Advisory Group or the Subadvisory Group (except for any member of the Advisory Group or the Subadvisory Group that is a Separate Account) will vote its Shares of the Portfolio in the same proportion as the vote of all other holders of the Portfolio’s Shares. This condition will not apply to a Subadvisory Group with respect to a Portfolio for which the Sub-adviser or a person controlling, controlled by, or under common control with the Sub-adviser acts as the investment adviser within the meaning of Section 2(a)(20)(A) of the Act. The Advisory Group, each Subadvisory Group and each Fund of Funds agree that if a Fund of Funds becomes the holder of 5% or more of the outstanding voting securities of a Portfolio, the Fund of Funds will vote its Shares of the Portfolio in the same proportion as the vote of all other holders of the Portfolio’s Shares.

Except as provided above, a Registered Separate Account will seek voting instructions from its Variable Contract holders and will vote its Shares of a Portfolio in accordance with the instructions received and will vote those Shares for which no instructions were received in the same proportion as the Shares for which instructions were received. Except as provided above, an Unregistered Separate Account will either: (i) vote its Shares of the Portfolio in the same proportion as the vote of all other holders of the Portfolio’s Shares; or (ii) seek voting instructions from its Variable Contract holders and vote its Shares in accordance with the instructions received and vote those Shares for which no instructions were received in the same proportion as the Shares for which instructions were received.

2.3 The Adviser will waive fees otherwise payable to it by a Fund of Funds in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by an Acquired Fund pursuant to rule 12b-1 under the Act) received from an Acquired Fund by the Adviser, or an affiliated person of the Adviser, other than any advisory fees paid to the Adviser or its affiliated person by an Acquired Fund, in connection with the investment by the Fund of

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Funds in the Portfolio. Any Sub-adviser will waive fees otherwise payable to the Sub-adviser, directly or indirectly, by the Fund of Funds in an amount at least equal to any compensation received by the Sub-adviser, or an affiliated person of the Sub-adviser, from an Acquired Fund, other than any advisory fees paid to the Sub-adviser or its affiliated person by an Acquired Fund, in connection with the investment by the Fund of Funds in the Portfolio made at the direction of the Sub-adviser. In the event that the Sub-adviser waives fees, the benefit of the waiver will be passed through to the Fund of Funds.

2.4 No Fund of Funds or Fund of Funds Affiliate will cause any existing or potential investment by the Fund of Funds in a Portfolio to influence the terms of any services or transactions between the Fund of Funds or Fund of Funds Affiliate and the Portfolio or an Acquired Fund Affiliate.

2.5 The Board of LVIP, including a majority of the Independent Trustees, will adopt procedures reasonably designed to assure that Lincoln Advisors and any Sub-adviser to the Fund of Funds are conducting the investment program of the Fund of Funds without taking into account any consideration received by the Fund of Funds or Fund of Funds Affiliate from a Portfolio or an Acquired Fund Affiliate in connection with any services or transactions.

2.6 No Fund of Funds or Fund of Funds Affiliate (except to the extent it is acting in its capacity as an investment adviser to a Portfolio) will cause a Portfolio to purchase a security in any Affiliated Underwriting.

2.7 The Board of Directors of an Acquired Fund (the “Acquired Fund Board”), including a majority of the Acquired Fund Board’s Independent Directors, will adopt procedures reasonably designed to monitor any purchases of securities by a Portfolio in an Affiliated Underwriting once an investment by a Fund of Funds in the Shares of the Portfolio exceeds the limit of Section 12(d)(1)(A)(i) of the Act, including any purchases made directly from an Underwriting Affiliate. The Acquired Fund Board will review these purchases periodically, but no less frequently than annually, to determine whether the purchases were influenced by the investment by a Fund of Funds in a Portfolio. The Acquired Fund Board will consider, among other things: (a) whether the purchases were consistent with the investment objectives and policies of the Portfolio; (b) how the performance of securities purchased in an Affiliated Underwriting compares to the performance of comparable securities purchased during a comparable period of time in underwritings other than Affiliated Underwritings or to a benchmark, such as a comparable market index; and (c) whether the amount of securities purchased by the Portfolio in Affiliated Underwritings and the amount purchased directly from an Underwriting Affiliate have changed significantly from prior years. The Acquired Fund Board will take any appropriate actions based on its review, including, if appropriate, the institution of procedures designed to assure that purchases of securities in Affiliated Underwritings are in the best interests of shareholders.

2.8 Each Acquired Fund will maintain and preserve permanently in an easily accessible place a written copy of the procedures described in the preceding condition, and any modifications to such procedures, and will maintain and preserve for a period of not less than six years from the end of the fiscal year in which any purchase from an Affiliated Underwriting occurred, the first two years in an easily accessible place, a written record of each purchase of

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securities in an Affiliated Underwriting once an investment by a Fund of Funds in the Shares of a Portfolio exceeds the limit of Section 12(d)(1)(A)(i) of the Act, setting forth the: (a) party from whom the securities were acquired, (b) identity of the underwriting syndicate’s members, (c) terms of the purchase, and (d) information or materials upon which the determinations of the Acquired Fund Board were made.

2.9 Once an investment by a Fund of Funds in the Shares of a Portfolio exceeds the limit of Section 12(d)(1)(A)(i) of the Act, the Acquired Fund Board, including a majority of the Acquired Fund Board’s Independent Directors, will determine that any consideration paid by the Portfolio to a Fund of Funds or a Fund of Funds Affiliate in connection with any services or transactions: (a) is fair and reasonable in relation to the nature and quality of the services and benefits received by the Portfolio; (b) is within the range of consideration that the Portfolio would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (c) does not involve overreaching on the part of any person concerned. This condition does not apply with respect to any services or transactions between a Portfolio and its investment adviser(s), or any person controlling, controlled by, or under common control with such investment adviser(s).

2.10 At the time of its investment in Shares of a Portfolio in excess of the limit in Section 12(d)(1)(A)(i), a Fund of Funds will notify the Acquired Fund of the investment. At such time, the Fund of Funds will also transmit to the Acquired Fund a list of the names of each Fund of Funds Affiliate and Underwriting Affiliate (the “List”). The Adviser acknowledges that the identities of the Fund of Funds Affiliates, and Underwriting Affiliates (as defined in the Order) constitute information not otherwise available to the Acquired Funds, and are necessary for the Acquired Funds to comply with the Order. The Adviser will notify the Acquired Funds and                     of any changes to the List as soon as reasonably practicable after a change occurs.

2.11 No Portfolio will acquire securities of any other investment company or company relying on Section 3(c) (1) or 3(c)(7) of the Act in excess of the limits contained in Section 12(d)(1)(A) of the Act, except to the extent that such Portfolio: (a) receives securities of another investment company as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the Act); or (b) acquires (or is deemed to have acquired) securities of another investment company pursuant to exemptive relief from the Commission permitting such Portfolio to: (i) acquire securities of one or more investment companies for short-term cash management purposes, or (ii) engage in interfund borrowing and lending transactions.

2.12 No Fund of Funds will acquire Shares of a Portfolio in excess of the limit in Section 12(d)(1)(A)(i) of the Act unless and until LVIP, on behalf of the Fund of Funds, and the Acquired Fund, on behalf of the Portfolio, have executed this Agreement and complied with the terms and conditions hereof. Notwithstanding any other provision in this Agreement or term or condition of the Order, no Portfolio shall be obligated to sell any Shares to any Fund of Funds.

2.13 With respect to Registered Separate Accounts that invest in a Fund of Funds, no sales load will be charged at the Fund of Funds level or at the Portfolio level. Other sales charges and service fees, as defined in NASD Conduct Rule 2830, if any, will be charged at the Fund of

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Funds level or at the Portfolio level, not both. With respect to other investments in a Fund of Funds, any sales charges and/or service fees charged with respect to shares of a Fund of Funds will not exceed the limits applicable to a fund of funds set forth in NASD Conduct Rule 2830.

2.14 LVIP, on behalf of each Fund of Funds, represents, warrants and agrees as follows: (i) its Board of Trustees and the Adviser understand the terms and conditions of the Order and agree to fulfill their responsibilities under the Order; and (ii) it will monitor the limits of Section 12(d)(1)(A) as they pertain to its acquisition of Shares; and (iii) its investments in a Portfolio will be accomplished in compliance with the Fund of Fund’s investment restrictions and consistent with the investment policies set forth in the Fund of Fund’s registration statement under the 1933 Act and the Act; (iv) its Board of Trustees, including a majority of the Independent Trustees, will determine that the advisory fees charged under any advisory agreement between the Fund of Funds and the Adviser are based on services provided that are in addition to, rather than duplicative of, the services provided under the investment advisory agreement of an Acquired Fund, on behalf of the Portfolio, and will record fully the basis upon which such finding was made in the minute books of the appropriate Fund of Funds; and (vi) it will maintain and preserve a copy of the Order, the Agreement, and the List with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

2.15 Lincoln Advisors represents and warrants to the Acquired Funds and                     that it has read the Order and agrees to the terms and conditions thereof. Lincoln Advisors further agrees that it will use its best efforts to (a) cause each Fund of Funds to abide by the terms and conditions of the Order and this Agreement, and (b) fulfill its responsibilities under the Order.

2.16 Each Acquired Fund, on behalf of its Portfolios, represents, warrants and agrees as follows: (i) its Board of Directors and                     understand the terms and conditions of the Order and agree to fulfill their responsibilities under the Order; and (ii) it will maintain and preserve a copy of the Order, the Agreement, and the List with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

2.17 Any of the provisions of this Agreement notwithstanding, LVIP, on behalf of each Fund of Funds, represents and warrants to the Acquired Funds that each Fund of Funds operates, and will continue to operate, in compliance with the Order, the Act, and the Commission’s rules and regulations thereunder. LVIP agrees that the Acquired Funds, on behalf of each Portfolio, are entitled to rely on the representations contained in this Agreement and that the Acquired Funds have no independent duty to monitor LVIP’s compliance with this Agreement, the Order, the Act, or the Commission’s rules and regulations thereunder.

2.18 The Acquired Funds, on behalf of their respective Portfolios, agree that each shall preserve a copy of this Agreement, together with copies of the Order and the List, for a period of not less than six years from the end of the fiscal year in which the most recent investment by a Fund of Funds in a Portfolio in reliance on the Order occurred. For the first two years of such six-year period, the foregoing documents shall be maintained by the Acquired Funds in an easily accessible place.

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ARTICLE III. Representations and Warranties

3.1 Lincoln Advisors represents and warrants to the Acquired Funds and                             that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or is exempt from such registration.

3.2 The Insurance Company represents and warrants that it has or will have registered each Account as a unit investment trust, in accordance with the provisions of the Act, or each such Account is, and will continue to be, exempt from registration under Section 3(c) of the Act, to serve as a segregated investment account for the Contracts.

3.3 The Insurance Company represents that the Contracts currently are treated as variable life insurance or variable annuity contracts under the Code, and that the Insurance Company will (a) maintain such treatment, and (b) notify LVIP, the Adviser,                     and the Acquired Funds promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.

3.4 The Insurance Company represents and warrants that it is an insurance company, within the meaning of Section 816(a) of the Code, duly organized and in good standing under applicable law; and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under all applicable laws; and that it has and will maintain the capacity to issue all Contracts that may be sold; and that the Insurance Company is properly licensed, qualified, and in good standing to sell the Contracts in all jurisdictions where the Insurance Company does business.

3.5 The Insurance Company represents and warrants that the Fund of Funds and Contracts are or will be registered under the 1933 Act and the Act or exempt from registration therefrom. The Insurance Company represents and warrants that the Fund of Funds and the Contracts will be issued and sold in compliance, in all material respects, with all applicable laws.

ARTICLE IV. Prospectuses and Proxy Statements; Voting

4.1. The Underwriter shall provide the Company and FoF with as many printed copies of the VIP Fund’s current prospectus and Statement of Additional Information as the Company and FoF may reasonably request for their internal use.

4.2. The VIP Fund, at its expense, shall provide the Company and FoF with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) for their internal use.

4.3. If and to the extent required by law the Company and FoF shall:

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(i)	solicit voting instructions for VIP Fund proxy statements from Contract owners;

(ii)	vote the VIP Fund shares in accordance with instructions received from Contract owners; and

(iii)	vote VIP Fund shares for which no instructions have been received in a particular separate account in the same proportion as VIP Fund shares of such portfolio for which instructions have been received in that separate account so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. Without limiting the foregoing, the FoF may employ a voting procedure as permitted under Section 12(d) of the 1940 Act, or by any order from the Securities and Exchange Commission granting participating insurance companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of FoF, including shares of each FoF Portfolio, to be sold to and held by variable annuity and variable life insurance separate accounts. The Company reserves the right to vote VIP Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Whenever pass-through voting is required, Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the VIP Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies.

4.4. The VIP Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the VIP Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the VIP Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the VIP Fund will act in accordance with the Securities and Exchange Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

4.5. FoF will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular FoF will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although FoF may not be one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, FoF will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE V. Sales Material and Information; Use of Name

5.1 LVIP promptly shall inform the Acquired Funds and                     as to the status of all sales literature filings relating to the Funds of Funds that mention the Portfolios, and promptly shall notify                     of all approvals or disapprovals of sales literature filings pertaining to the Funds of Funds that mention the Portfolios with regulatory authorities.

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For purposes of this Article V, the phrase “sales literature or other promotional material” shall be construed in accordance with all applicable laws and regulations.

5.2 LVIP will provide to the Acquired Funds at least one complete copy of all materials describing the Funds of Funds and the Contracts, including application and investment election forms, sample illustrations, and any other applicable documents or materials. In the event any such documents are required to be filed with any regulatory body, LVIP shall provide such materials in final form as filed with such regulatory authority. The Insurance Company represents and warrants that the Contracts, registration statements, prospectuses, offering memoranda, and any other filings in connection therewith with respect to the Accounts will not deviate materially from the forms of such documents provided to the Acquired Funds.

5.3 Except with the written consent of the Acquired Funds or                     , as appropriate, LVIP shall not make any oral or written material representations concerning the Acquired Funds, the Portfolios, or                     other than the information or representations contained in: (a) a registration statement or prospectus for an Acquired Fund, as amended or supplemented from time to time; (b) published reports or statements of the Portfolios that are in the public domain or are approved by the Acquired Funds; or (c) sales literature or other promotional material of the Acquired Funds. Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Insurance Company, the Funds of Funds, or the Adviser from providing information about the Acquired Funds, the Portfolios,             , or this Agreement to regulators, as required under applicable law, or to the members of the Insurance Company’s or LVIP’s Boards of Directors/Trustees, accountants, or legal counsel who have a need to know such information and who have been made aware of the restrictions contained in this Agreement concerning the use of such information.

5.4 Except with the written consent of the Insurance Company, each Acquired Fund and                     shall not make any material representations concerning the Insurance Company, the Fund of Funds, the Adviser, or the Contracts, other than the information or representations contained in:

(a) a registration statement, prospectus, or offering memoranda for the Contracts or Funds of Funds, as amended or supplemented from time to time;

(b) published reports or statements of the Contracts, the Accounts or the Funds of Funds that are in the public domain or are approved by the Insurance Company; or

(c) sales literature or other promotional material of the Insurance Company, Funds of Funds, or the Adviser.

Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Acquired Funds, the Portfolios, and                             from providing information about LVIP, the Adviser, the Insurance Company, or this Agreement to regulators, as required under applicable law, or to members of an Acquired Fund Board, accountants, or legal counsel who have a need to know such information and who have been made aware of the restrictions contained in this Agreement concerning the use of such information.

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5.5 Each Acquired Fund will provide to LVIP at least one complete copy of all registration statements, prospectuses, proxy statements, solicitations for voting instructions, and all amendments to any of the above, that relate to the Portfolios or the Shares in final form as filed with the SEC. Each Acquired Fund represents and warrants that the registration statements, prospectuses, proxy statements, solicitations for voting instructions, and any other filings in connection therewith with respect to the Accounts will not deviate materially from the forms of such documents provided to LVIP.

5.6 It is understood that the name “                    Fund Advisors,” “                    ,” “            ” or any derivative thereof or logos associated with those names are the valuable property of                     and its affiliates. Each Acquired Fund hereby consents to LVIP’s use of the name of the Acquired Fund’s Portfolios and the names of their affiliates in the Fund of Funds’ disclosure documents and, to the extent required, necessary, or advisable, in shareholder communications.                             hereby consents to the use of the name “                            ” in the name of the LVIP                             Fund and use of its name in the Fund of Funds disclosure documents, and to the extent required, necessary or advisable, in shareholder communications; provided however,                             may withdraw authorization for the use of its name in relation to the Fund of Funds upon 30 days’ written notice to LVIP. No party hereto, or any of their affiliates, shall use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, derivatives or simulation thereof, of any other party hereto, or any of their affiliates, for any purpose, including in its marketing materials, unless it first receives prior written approval of the relevant party(ies). Upon termination of this Agreement or withdrawal of any such approval, the parties shall immediately forthwith cease to use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, or simulation thereof, of any other party except to the extent that continued use is required by applicable laws, rules, and regulations.

ARTICLE VI. Fees and Expenses

6.1. The VIP Fund and Underwriter shall pay no fee or other compensation to the Company or FoF under this agreement, except that if the VIP Fund or any VIP Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts or for FoF to the extent agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the VIP Fund.

6.2. All expenses incident to performance by the VIP Fund under this Agreement shall be paid by the VIP Fund. The VIP Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the VIP Fund, in accordance with applicable state laws prior to their sale. The VIP Fund shall bear the expenses for the cost of registration and qualification of the VIP Fund’s shares, preparation and filing of the VIP Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy

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materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the VIP Fund’s shares.

6.3. The Company shall bear the expenses of distributing all Disclosure Documents (including without limitation the VIP Fund Disclosure Documents) and the VIP Fund’s shareholder reports, to owners of Contracts issued by the Company, to the extent such distribution is required by applicable law. If and to the extent that proxy voting instructions are solicited from contract owners pursuant to section 3.3, above, the VIP Fund shall bear the costs of soliciting VIP Fund proxy voting instructions from Contract owners with assets allocated to VIP Funds as of the record date, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by the VIP Fund for this purpose. The VIP Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the VIP Fund.

6.4. All expenses incident to performance by FoF under this Agreement shall be paid by FoF or the FoF Portfolios, as FoF deems appropriate. FoF shall see to it that all FoF Portfolio shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by FoF, in accordance with applicable state laws prior to their sale. FoF or each FoF Portfolio shall bear the expenses for the cost of registration and qualification of the FoF Portfolio’s shares, preparation and filing of the FoF Portfolios’ prospectuses and registration statements, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the FoF Portfolios’ shares.

ARTICLE VII. Diversification

7.1. The VIP Fund will at all times invest money from the Contracts and FoF in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder, assuming that the Company and FoF comply with section 6.2 below. Without limiting the scope of the foregoing, the VIP Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the VIP Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the VIP Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

7.2 The Company and FoF will at all times ensure that the Contracts and Accounts remain eligible to “look-through” the Accounts and the FoF Portfolios to the VIP Fund investment portfolio for purposes of investment diversification under Section 817(h) of the Code and Regulation 1.817-5 thereunder. In the event of a breach of this Section 6.2, the Company

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and FoF will take all reasonable steps (a) to notify VIP Fund of such breach and (b) to remedy the breach so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

ARTICLE VIII. Potential Conflicts

8.1 To the extent required by applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC to the Acquired Funds, including the Mixed and Shared Funding Order, the Directors of the Acquired Funds will monitor the Portfolios that are subject to the Mixed and Shared Funding Order for the existence of any material irreconcilable conflict between the interests of the Contract holders of all Accounts investing in the Portfolios. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance (including federal, state, or other jurisdiction), tax, or securities laws or regulations, a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio is being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract holders; or (f) a decision by the Insurance Company to disregard the voting instructions of Contract holders. The Acquired Fund Board shall promptly inform LVIP if the Board determines that a material irreconcilable conflict exists and the implications thereof.

8.2 The Insurance Company will report any potential or existing conflicts in the Acquired Funds of which the Insurance Company is aware to the Directors of the Acquired Funds and, on an annual basis or as requested by the Acquired Funds from time to time, shall provide the Acquired Funds with written notification, on the Acquired Funds’ form, that the Insurance Company is not aware of any conflict, if such is the case. The Insurance Company will assist the Directors of the Acquired Funds in carrying out their responsibilities under any applicable provisions of the federal securities laws and/or the Mixed and Shared Fund Order, by providing the Acquired Fund Board with all information reasonably necessary for the Directors to consider any issues raised.

8.3 The Insurance Company, at least annually, will submit to the Directors of the Acquired Funds such reports, materials, or data as such Directors reasonably may request so that the Directors may fully carry out the obligations imposed upon the Directors by the conditions contained in the Mixed and Shared Funding Order. The Insurance Company shall submit such reports, materials, and data more frequently if deemed appropriate by the Directors. This includes, but is not limited to, an obligation on the part of the Insurance Company to inform the Acquired Fund Board whenever Contract holder voting instructions are disregarded. The Insurance Company acknowledges that: (i) the Insurance Company’s disregard of voting instructions may conflict with the majority of Contract holders’ voting instructions, and (ii) the Insurance Company’s action could preclude a majority vote approving a proposed change or could represent a minority view. If the Insurance Company’s judgment represents a minority position or would preclude a majority vote, then the Insurance Company may be required, at the election of the Acquired Fund, to withdraw the Accounts’ investments in the Portfolios. Other

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than possible decline in the value of the Account due to fluctuations in the net asset values of the Portfolios, no charge or penalty will be imposed as a result of such withdrawal.

8.4 If it is determined by a majority of the Directors of an Acquired Fund Board, or a majority of the Independent Directors of the Acquired Fund, that a material irreconcilable conflict exists, the Insurance Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of Independent Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Accounts from the Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Acquired Fund, or submitting the question of whether such segregation should be implemented to a vote of all affected owners and, as appropriate, segregating the assets of any appropriate group that votes in favor of such segregation, or offering to the affected owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

8.5 If a material irreconcilable conflict arises because a particular state or other jurisdiction’s insurance regulator’s decision applicable to the Insurance Company conflicts with the majority of other insurance regulators, then the Insurance Company will withdraw the affected Account’s investment in the Portfolio and terminate this Agreement with respect to such Account within six (6) months after the Directors of the Acquired Funds inform the Insurance Company in writing that the Directors have determined that such decision has created a material irreconcilable conflict, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six (6)-month period,                         and the Acquired Funds shall continue to accept and execute orders by the Insurance Company for the purchase (and redemption) of Shares of the Portfolios.

8.6 The Insurance Company shall not be required by this Agreement to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract holders materially adversely affected by the material irreconcilable conflict. In the event that the Trustees of LVIP or the Directors of an Acquired Fund, as applicable, determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the Insurance Company will with withdraw the Account’s investment in the Funds of Funds, and in the Portfolio through the Funds of Funds, and terminate this Agreement within six (6) months after the Trustees of LVIP or the Directors of the Acquired Fund, as applicable, inform the Insurance Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict.

8.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Order) on terms and conditions that are materially different from those contained in the Mixed and Shared Funding Order, then (a) the Acquired Funds and/or the Insurance Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) the

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applicable sections of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such sections are contained in such Rule(s) as so amended or adopted.

ARTICLE IX. Indemnification

9.1. Indemnification By The Company

9.1(a). The Company agrees to indemnify and hold harmless the VIP Fund and each trustee of the Board and officers and each person, if any, who controls the VIP Fund within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the VIP Fund’s shares through the FoF, the FoF shares and the Contracts and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Disclosure Documents for the Contracts or any FoF Portfolio or contained in the Contracts or sales literature for the Contracts or any FoF Portfolio (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the VIP Fund for use in any Disclosure Document relating to the Contracts or any FoF Portfolio or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, the FoF Portfolio shares or VIP Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the VIP Fund not supplied by the Company, or persons under its control) or wrongful conduct of the FoF, the Company or persons under their control, with respect to the sale or distribution of the Contracts, FoF Portfolio shares or VIP Fund Shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the VIP Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the VIP Fund by or on behalf of the Company or FoF; or

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(iv) arise as a result of any failure by the Company or FoF to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company or FoF in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or FoF, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

9.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the VIP Fund, whichever is applicable.

9.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

9.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the VIP Fund Shares, FoF Porfolio shares or the Contracts or the operation of the VIP Fund, FoF or the Accounts.

9.2. Indemnification by the Underwriter

9.2(a). The Underwriter agrees to indemnify and hold harmless the FoF, the Company and each of their respective directors and officers and each person, if any, who controls the Company or FoF within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the

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Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the VIP Fund’s shares, the FoF shares or the Contracts and:

(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the VIP Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or VIP Fund by or on behalf of the Company or FoF for use in the registration statement or prospectus for the VIP Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts. FoF shares or VIP Fund shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts or FoF not supplied by the Underwriter or persons under its control) or wrongful conduct of the VIP Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts, FoF shares or VIP Fund shares; or

(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Contracts or the FoF Portfolios, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company or FoF by or on behalf of the VIP Fund; or

(iv)	arise as a result of any failure by the VIP Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or

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result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

9.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

9.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

9.2(d). The Company and FoF each agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the VIP Fund shares, FoF shares or the Contracts or the operation of the VIP Fund, FoF or any Account.

9.3. Indemnification By the VIP Fund

9.3(a). The VIP Fund agrees to indemnify and hold harmless FoF the Company, and each of their directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the VIP Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the VIP Fund Board or any member thereof, are related to the operations of the VIP Fund and:

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(i)	arise as a result of any failure by the VIP Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement);or

(ii)	arise out of or result from any material breach of any representation and/or warranty made by the VIP Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the VIP Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

9.3(b). The VIP Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the VIP Fund, the Underwriter or each Account, whichever is applicable.

9.3(c). The VIP Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the VIP Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the VIP Fund of any such claim shall not relieve the VIP Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the VIP Fund will be entitled to participate, at its own expense, in the defense thereof. The VIP Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the VIP Fund to such party of the VIP Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the VIP Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

9.3(d). The Company, FoF and the Underwriter agree promptly to notify the VIP Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the VIP Fund shares, FoF shares, or the Contracts, or with respect to the operation of the VIP Fund, FoF or the Accounts, or the sale or acquisition of shares of the VIP Fund.

9.4. Indemnification By FoF

9.4 (a). FoF agrees to indemnify and hold harmless the VIP Fund, the Underwriter and each of their directors and officers and each person, if any, who controls the VIP Fund or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified

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Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of FoF) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the FoFBoard or any member thereof, are related to the operations of FoF and:

(i)	arise as a result of any failure by FoF to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Section 6.2 of this Agreement);or

(ii)	arise out of or result from any material breach of any representation and/or warranty made by FoF in this Agreement or arise out of or result from any other material breach of this Agreement by the FoF;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

9.4(b). FoF shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to any party under this Agreement, whichever is applicable.

9.4(c). FoF shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified FoF in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the FoF of any such claim shall not relieve FoF from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, FoF will be entitled to participate, at its own expense, in the defense thereof. FoF also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from FoF to such party of FoF’ election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and FoF will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

9.4(d). The Company, the VIP Fund and the Underwriter agree promptly to notify FoF of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the VIP Fund shares, FoF Portfolio shares or the Contracts or the operation of the VIP Fund, FoF or the Accounts.

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ARTICLE X. Applicable Law

10.1 This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles, and the applicable provisions of the Act or other federal laws and regulations which may be applicable. To the extent that the applicable laws of the State of New York or any of the provisions herein conflict with the applicable provisions of the Act or other federal laws and regulations which may be applicable, the latter shall control.

10.2 This Agreement shall be subject to the provisions of the 1933, 1932 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI. Termination

11.1 This Agreement will continue until terminated in writing by a party: (i) upon thirty (30) days written notice to the other parties; or (ii) in the event of a material breach of this Agreement, upon written notice to the breaching party, which may be given in the sole discretion of the non-breaching party(ies).

ARTICLE XII. Notices

12.1 Each party giving or making any notice, including any information that a party is required to deliver to the other parties by the Order or this Agreement, shall give the notice in writing and shall use one of the following methods of delivery, each of which for purposes of this Agreement is a writing: (a) personal delivery; (b) registered or certified mail, in each case, return receipt requested and postage prepaid; or (c) nationally recognized overnight courier, with all fees prepaid. Such notice shall be delivered to the address set forth below (which may be changed from time to time upon written notice to the other party).

If to LVIP or a Fund of Funds:

Lincoln Variable Insurance Products Trust

1300 South Clinton Street

Fort Wayne, IN 46802

Attn:

With a copy to:

Email:

If to Lincoln Advisers:

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[TO BE INSERTED]

If to the Insurance Company:

[TO BE INSERTED]

If to an Acquired Fund:

[Name]

[Address]

With the exception of the contact information listed in this section, which may be changed from time to time upon written notice to the other parties, the parties may amend this Agreement only by a written agreement signed by the parties.

ARTICLE XIII. Miscellaneous

13.1 This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. No party may assign any of its rights under this Agreement without the prior written consent of the other party. Any purported assignment of rights in violation of this Section is void.

13.2 The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. In proving this Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

13.3 If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for both parties remain valid, legal and enforceable.

Remainder of Page Intentionally Left Blank.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the     day of                     2012.

Lincoln Variable Insurance Products Trust, on behalf of each of the Fund of Funds listed on Schedule A

By:
Name:	Daniel R. Hayes
Title:	President

Lincoln Investment Advisors Corporation

By:
Name:	Daniel R. Hayes
Title:	President

Lincoln National Life Insurance Company, on behalf of itself and each Account listed on Schedule C

By:
Name:
Title:

Lincoln Life & Annuity Company, on behalf of itself and each Account listed on Schedule C

By:
Name:
Title:

Agreed and Acknowledged:

,
on behalf of each of its Portfolios listed on Schedule B

By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE A

LVIP FUNDS OF FUNDS

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SCHEDULE B

LIST OF ACQUIRED FUNDS

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SCHEDULE C

LIST OF SEPARATE ACCOUNTS

Company	Separate Account

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SCHEDULE D

LIST OF CONTRACTS

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